BGE STOCK OPTION AGREEMENT

                  This STOCK OPTION AGREEMENT, dated as of September 22, 1995, (the "Agreement") by and between Baltimore Gas and Electric Company, a corporation formed under the laws of the State of Maryland ("BGE") and Potomac Electric Power Company, a corporation formed under the laws of the District of Columbia and the Commonwealth of Virginia ("PEPCO"),


                          W I T N E S S E T H T H A T:


                  WHEREAS, concurrently with the execution and delivery of this Agreement, BGE, PEPCO and RH Acquisition Corp., a corporation formed under the laws of the State of Maryland (the "Company"), are entering into an Agreement and Plan of Merger, dated as of September 22, 1995, (the "Merger Agreement"), which provides, inter alia, upon the terms and subject to the conditions thereof, for the merger of BGE and PEPCO with and into the Company (the "Merger");

                  WHEREAS, in connection with the execution of the Merger Agreement, BGE and PEPCO are entering into a certain stock option agreement dated as of the date hereof whereby PEPCO grants to BGE an option with respect to certain shares of PEPCO's common stock on the terms and subject to the conditions set forth therein (the "PEPCO Stock Option Agreement"); and

                  WHEREAS, as a condition to PEPCO's willingness to enter into the Merger Agreement, PEPCO has requested that BGE agree, and BGE has so agreed, to grant to PEPCO an option with respect to certain shares of BGE's common stock, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, to induce PEPCO to enter into the Merger Agreement and the PEPCO Stock Option Agreement, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the PEPCO Stock Option Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       GRANT OF OPTION.

                  (a) BGE hereby grants PEPCO an irrevocable option (the "BGE Option") to purchase up to 29,357,896 shares, subject to adjustment as provided in Section 11 (the "BGE Shares"), of common stock, without par value, of BGE (the "BGE Common Stock") (being 19.9% of the number of shares of BGE Common Stock outstanding as of August 31, 1995) in the manner set forth below, at a price (the "Exercise Price") per BGE Share of $25.925 (which is equal to the Fair Market Value (as defined below) of a BGE Share as of the date hereof).

                  (b) The Exercise Price shall be payable, at PEPCO's option, as follows:

                           (i)  in cash, or

                           (ii) subject to BGE's having obtained the approvals of any Governmental Authority required for BGE to acquire the PEPCO Shares (as defined below) from PEPCO, in shares of common stock, $1.00 par value, of PEPCO ("PEPCO Shares"), in either case in accordance with Section 4 hereof.

                  (c) Notwithstanding the foregoing, in no event shall the number of BGE Shares for which the BGE Option is exercisable exceed 19.9% of the number of issued and outstanding shares of BGE Common Stock.

                  (d) As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

                  (e) Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

                  2.  EXERCISE OF OPTION.

                  (a) The BGE Option may be exercised by PEPCO, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by PEPCO under circumstances which could entitle PEPCO to a payment under Section 9.3(b) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary (any such event by which the Merger Agreement becomes so terminable by PEPCO being referred to herein as a "Trigger Event").

                  (b) (i) BGE shall notify PEPCO promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by BGE shall not be a condition to the right of PEPCO to exercise the BGE Option.

                       (ii) In the event PEPCO wishes to exercise the BGE Option, PEPCO shall deliver to BGE written notice (an "Exercise Notice") specifying the total number of BGE Shares it wishes to purchase.

                       (iii) Upon the giving by PEPCO to BGE of the Exercise Notice and the tender of the applicable aggregate Exercise Price, PEPCO, to the extent permitted by law and BGE's organizational documents, and provided that the conditions to BGE's obligation to issue the BGE Shares to River hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the BGE Shares issuable upon such exercise, notwithstanding that the stock transfer books of BGE shall then be closed or that certificates representing such BGE Shares shall not then be actually delivered to PEPCO.

                       (iv) Each closing of a purchase of BGE Shares (a "Closing") shall occur at a place, on a date, and at a time designated by PEPCO in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                  (c) The BGE Option shall terminate upon the earliest to occur of:

                       (i) the Effective Time of the Merger;

                       (ii) the termination of the Merger Agreement  pursuant to
         Section 9.1 thereof other than under circumstances which could entitle PEPCO to a payment under Section 9.3(b) of the Merger Agreement; and

                       (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the BGE Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than March 31, 1998).

                  (d) Notwithstanding the foregoing, the BGE Option may not be exercised if PEPCO is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

                  3. CONDITIONS TO CLOSING. The obligation of BGE to issue the BGE Shares to PEPCO hereunder is subject to the conditions that

                  (a) all waiting periods, if any, under the HSR Act applicable to the issuance of the BGE Shares hereunder shall have expired or have been terminated;

                  (b) the BGE Shares, and any PEPCO Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance;

                  (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the BGE Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Section 10 of the 1935 Act, the approval of the Maryland Commission of the issuance of the BGE Shares by BGE and, if applicable, the acquisition of BGE Shares by PEPCO, and the approval of the Maryland Commission of the acquisition of the BGE Shares by PEPCO and, if applicable, the acquisition by BGE of the PEPCO Shares constituting the Exercise Price hereunder; and

                  (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by BGE, in the case of PEPCO Shares, and by PEPCO, in the case of BGE Shares, in the sole discretion of the waiving party.

                  4.  CLOSING.  At any Closing,

                  (a) BGE shall deliver to PEPCO or its designee a single certificate in definitive form representing the number of BGE Shares designated by PEPCO in its Exercise Notice, such certificate to be registered in the name of PEPCO and to bear the legend set forth in Section 12; and

                  (b) PEPCO shall deliver to BGE the aggregate price for the BGE Shares so designated and being purchased by

                           (i) wire transfer of immediately available funds or certified check or bank check, or

                           (ii) subject to the condition in Section 1(b)(ii), a certificate or certificates representing the number of PEPCO Shares being issued by PEPCO in consideration thereof, determined in accordance with Section 4(c).

                  (c) In the event that PEPCO issues PEPCO Shares to BGE in consideration of BGE Shares pursuant to Section 4(b)(ii), the number of BGE Shares to be so issued shall be equal to the quotient obtained by dividing:

                           (i) the product of (x) the number of BGE Shares with respect to which the BGE Option is being exercised and
         (y) the Exercise Price, by

                           (ii) the Fair Market Value of the PEPCO Shares as of the date immediately preceding the date the Exercise Notice is delivered to BGE.

                  (d) BGE shall pay all expenses, and any and all United States Federal, state and local taxes, and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.

                  5. REPRESENTATIONS AND WARRANTIES OF BGE. BGE represents and warrants to PEPCO that

                  (a) Subject to any required regulatory approvals, BGE has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the BGE Shares pursuant to Section 7(a) to applicable law and the provisions, BGE's Restated Articles of Incorporation, as amended (the "BGE Articles");

                  (b) this Agreement has been duly and validly executed and delivered by BGE, and, assuming the due authorization, execution and delivery hereof by PEPCO, constitutes a valid and binding obligation of BGE, enforceable against BGE in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

                  (c) BGE has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the BGE Option, and at all times from the date hereof through the expiration of the BGE Option will have reserved, 29,357,896 authorized and unissued BGE Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

                  (d) upon delivery of the BGE Shares to PEPCO upon the exercise of the BGE Option, PEPCO will acquire the BGE Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

                  (e) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by BGE does not, and, subject to compliance with applicable law and the BGE Articles with respect to the repurchase of the BGE Shares pursuant to Section 7(a), the consummation by BGE of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, hereinafter a "Violation") of BGE or any of its subsidiaries, pursuant to

                           (i) any provision of the BGE Articles or the Bylaws of BGE,

                           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, BGE benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license (any of the foregoing in effect on the date hereof being referred to as a "Material Contract"), or

                           (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BGE or its properties or assets,

which Violation, in the case of each of clauses (ii) and (iii), could reasonably be expected to have a BGE Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of BGE Shares pursuant to Section 7(a));

                  (f) except as described in Section 5.4(c) of the Merger Agreement or Section 3 hereof, the execution and delivery of this Agreement by BGE does not, and the performance of this Agreement by BGE will not, require any consent, approval, authorization or permit or filing with or notification to, any Governmental Authority;

                  (g) none of BGE, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of BGE to any person under circumstances that would cause the issuance and sale of BGE Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of PEPCO contained in Section 6(g) are true and correct, the issuance, sale and delivery of the BGE Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and BGE shall not take any action which would cause the issuance, sale, and delivery of BGE Shares hereunder not to be exempt from such requirements); and

                  (h) any PEPCO Shares acquired pursuant to this Agreement will be acquired for BGE's own account, for investment purposes only, and will not be acquired by BGE with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

                  6. REPRESENTATIONS AND WARRANTIES OF PEPCO. PEPCO represents and warrants to BGE that

                  (a) PEPCO has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) this Agreement has been duly and validly executed and delivered by PEPCO and, assuming the due authorization, execution and delivery hereof, constitutes a valid and binding obligation of PEPCO, enforceable against PEPCO in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

                  (c) prior to any delivery of PEPCO Shares in consideration of the purchase of BGE Shares pursuant hereto, PEPCO will have taken all necessary corporate action to authorize for issuance and to permit it to issue such PEPCO Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

                  (d) upon any delivery of such PEPCO Shares to BGE in consideration of the purchase of BGE Shares pursuant hereto, BGE will acquire the PEPCO Shares free and clear of all claims, liens, charges, encumbrances and security interests of an nature whatsoever;

                  (e) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by PEPCO does not, and the consummation by PEPCO of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by PEPCO or any of its subsidiaries, pursuant to

                       (i) any provision of the Articles of Incorporation or Bylaws of PEPCO,

                       (ii) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, PEPCO benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or

                       (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEPCO or its properties or assets, which Violation, in the case of each of clauses (ii) or (iii), would have a PEPCO Material Adverse Effect;

                  (f) except as described in Section 4.4(c) of the Merger Agreement or Section 3 hereof, the execution and delivery of this Agreement by PEPCO does not, and the consummation by PEPCO of the transactions contemplated hereby will not, require any consent, approvals authorization or permit of, or filing with or notification to, any Governmental Authority; and

                  (g) any BGE Shares acquired upon exercise of the BGE Option will be acquired for PEPCO's own account, for investment purposes only and will not be, and the BGE Option is not being, acquired by PEPCO with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

                  7.  CERTAIN REPURCHASES.

                  (a) PEPCO "PUT". At the request of PEPCO by written notice (x) at any time during which the BGE Option is exercisable pursuant to Section 2 (the "Repurchase Period"), BGE (or any successor entity thereof) shall, if permitted by applicable law, the BGE Articles and BGE's Material Contracts (but notwithstanding any insufficiency in the number of BGE Shares authorized for issuance upon the exercise of the BGE Option), repurchase from PEPCO all or any portion of the BGE Option, at the price set forth in subparagraph (i) below, or
(y) at any time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), BGE (or any successor entity thereof) shall, if permitted by applicable law, the BGE Articles and BGE's Material Contracts, repurchase from PEPCO all or any portion of the BGE Shares purchased by PEPCO pursuant to the BGE Option, at the price set forth in subparagraph (ii) below:

                           (i) the difference between the "Market/Offer Price" (as defined below) for shares of BGE Common Stock as of the date PEPCO gives notice of its intent to exercise its rights under this Section 7 and the Exercise Price, multiplied by the number of BGE Shares purchasable pursuant to the BGE Option (or portion thereof with respect to which PEPCO is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price. For purposes of this subparagraph (i), "Market/Offer Price" shall mean, as of any date, the higher of (x) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving BGE as the Target Party, which was made prior to such date and not terminated or withdrawn as of such date and (y) the Fair Market Value of BGE Common Stock as of such date.

                           (ii) the product of (x) the sum of (A) the Exercise Price paid by PEPCO per BGE Share acquired pursuant to the BGE Option, and (B) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (y) the number of BGE Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the "Offer Price" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving BGE as the Target Party during the Repurchase Period prior to the delivery by PEPCO of a notice of repurchase.

                  (b) REDELIVERY OF PEPCO SHARES. If PEPCO shall have previously elected to purchase BGE Shares pursuant to the exercise of the BGE Option by the issuance and delivery of PEPCO Shares, then BGE shall, if so requested by PEPCO, in fulfillment of its obligation pursuant to Section 7(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificates for such PEPCO Shares to PEPCO, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; provided, however, that if at any time less than all of the BGE Shares so purchased by PEPCO pursuant to the BGE Option are to be repurchased by BGE pursuant to
Section 7(a)(y), then (i) BGE shall be obligated to redeliver to PEPCO the same proportion of such PEPCO Shares as the number of BGE shares that BGE is then obligated to repurchase bears to the number of BGE Shares acquired by PEPCO upon exercise of the BGE Option and (ii) PEPCO shall issue to BGE new certificates representing those PEPCO Shares which are not due to be redelivered to PEPCO pursuant to this Section 7(b) to the extent that excess PEPCO Shares are included in the certificates redelivered to PEPCO by BGE.

                  (c) PAYMENT AND REDELIVERY OF BGE OPTIONS OR SHARES. In the event PEPCO exercises its rights under this Section 7, BGE shall, within ten business days thereafter, pay the required amount to PEPCO in immediately available funds and PEPCO shall surrender to BGE the BGE Option or the certificate or certificates evidencing the BGE Shares purchased by PEPCO pursuant hereto, and PEPCO shall warrant that it owns the BGE Option or such shares and that the BGE Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

                  (d) PEPCO "CALL". If PEPCO has elected to purchase BGE Shares pursuant to the exercise of the BGE Option by the issuance and delivery of PEPCO Shares, notwithstanding that PEPCO may no longer hold any such BGE Shares or that PEPCO elects not to exercise its other rights under this Section 7, PEPCO may require, at any time or from time to time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), BGE to sell to PEPCO any such PEPCO Shares at the price attributed to such PEPCO Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such PEPCO Shares pursuant to Section 4 to the Closing Date under this Section 7(d) less any dividends on such PEPCO Shares paid during such period or declared and payable to stockholders of record on a date during such period.

                  (e) REPURCHASE PRICE REDUCED AT PEPCO'S OPTION. In the event the repurchase price specified in Section 7(a) would subject the purchase of the BGE Option or the BGE Shares purchased by PEPCO pursuant to the BGE Option to a vote of the shareholders of BGE pursuant to applicable law or the BGE Articles, then PEPCO may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

                  8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("Restricted Shares"), including any PEPCO Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

                  9. RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

                  (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

                  10. REGISTRATION RIGHTS.

                  (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering").

                  (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that

                           (i) they have a good faith intention to commence promptly a Permitted Offering, and

                           (ii) the Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

                  (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

                  (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 10(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

                  (e) If the Registrant does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

                           (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder, and

                           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

                  (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time;

                  (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

                  (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

                    (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  (g) The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  (h) A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation
(including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

                  (i) In connection with any registration effected under this Section 10, the parties agree

                       (i) to indemnify each other and the underwriters in the customary manner,

                       (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

                       (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

                  (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

                  11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on BGE contained in this Agreement or in the Merger Agreement, in the event of any change in BGE Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the BGE Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to PEPCO its rights hereunder, including the right to purchase from BGE (or its successors) shares of BGE Common Stock representing 19.9% of the outstanding BGE Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

                  12. RESTRICTIVE LEGENDS. Each certificate representing shares of BGE Common Stock issued to PEPCO hereunder, and PEPCO Shares, if any, delivered to BGE at a Closing, shall include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS,

         AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BGE STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 22, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

                       (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if PEPCO or BGE, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

                       (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

                       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

                  13.   BINDING   EFFECT;   NO   ASSIGNMENT;   NO  THIRD   PARTY
BENEFICIARIES. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

                  (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

                  (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

                  14. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

                  15. VALIDITY. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

                  (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

                  (c) If for any reason any such court or regulatory agency determines that PEPCO is not permitted to acquire, or BGE is not permitted to repurchase pursuant to Section 7, the full number of shares of BGE Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of BGE to allow PEPCO to acquire or to require BGE to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

                  16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                  A.       If to PEPCO, to:

                           By Mail
                           and Hand:   1900 Pennsylvania Avenue, NW
                                       Washington, D.C.  20063

                                       Attention: Dennis R. Wraase
                                                  Senior Vice President-
                                                  Finance and Accounting
                                                  Fax: (202) 331-6314

                                                  William T. Torgerson
                                                  Senior Vice President-
                                                  Law & Governmental Relations,
                                                  General Counsel and Secretary
                                                  Fax: (202) 331-6314

                           with a copy to:

                                       LeBoeuf, Lamb, Greene, & MacRae, L.L.P.
                                       125 West 55th Street
                                       New York, New York  10019

                                       Attention: Douglas W. Hawes, Esq.
                                                  Fax: (212) 424-5800

                           and a copy to:

                                       Covington & Burling
                                       1201 Pennsylvania Avenue, N.W.
                                       Washington, D.C.  20044

                                       Attention: George B. Reid, Jr
                                                  Fax: (202) 662-6291



                  B.       If to BGE, to:

                           By Mail:    P.O. Box 1475
                                       Baltimore, MD  21203

                           By Hand:    Liberty and Lexington Streets
                                       Baltimore, MD  21201

                                       Attention: Charles W. Shivery
                                                  Vice President and CFO
                                                  Fax: (410) 234-5690

                                                  David A. Brune, Esq.
                                                  General Counsel
                                                  Fax: (410) 234-5513

                           with a copy to:

                                       Winthrop, Stimson, Putnam & Roberts
                                       One Battery Park Plaza
                                       New York, New York  10004-1490

                                       Attention: Stephen R. Rusmisel, Esq.
                                                  Fax: (212) 858-1500

                  17. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

                  18.      INTERPRETATION.

                  (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

                  (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

                  (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

                  19. COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  20. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  21. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended:

                  (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

                  (b) to the  extent  necessary  to avoid  any  liability  under
Section 16(b) of the Exchange Act by reason of such exercise.






















                      THIS SPACE INTENTIONALLY LEFT BLANK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                             POTOMAC ELECTRIC POWER COMPANY


                                             /s/ EDWARD F. MITCHELL
                                             -----------------------------------
                                             Edward F. Mitchell
                                             Chairman of the Board and
                                               Chief Executive Officer



                                             BALTIMORE GAS AND ELECTRIC COMPANY


                                             /s/ CHRISTIAN H. POINDEXTER
                                             -----------------------------------
                                             Christian H. Poindexter
                                             Chairman of the Board and
                                               Chief Executive Officer